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                                                                   EXHIBIT 99.3

                            BROKER AND NOMINEE FORM

       REDWOOD TRUST, INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

By Regular Mail:               By Hand or Overnight Delivery:     By Fax:
----------------               ------------------------------     -------

Mellon Bank, N.A.              Mellon Bank, N.A.                  (412) 236-8023
P.O. Box 750                   4 Station Square, 3rd Floor
Pittsburgh, PA  15230-0750     Commerce Court
                               Pittsburgh, PA  15219

Instructions:
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As provided in the Prospectus dated December ____, 1996 (the "Prospectus")
relating to the Redwood Trust, Inc. ("Redwood") Dividend Reinvestment and Stock Purchase Plan (the "Plan"), this form is to be used by a bank, broker or other nominee making an optional cash investment under the Plan on behalf of one or more Beneficial Owner(s) (as defined in the Prospectus) whose shares are held in the name of a securities depository.

The bank, broker or other nominee submitting this form hereby certifies that
(a) the information contained herein is true and correct as of the date of this form; (b) a current copy of the Prospectus has been delivered to each Beneficial Owner on whose behalf the optional cash investment listed below is being transmitted; and (c) either (i) the amount of the optional cash investment listed below does not exceed $5,000 for each beneficial owner represented or (ii) this form is accompanied by a completed Request for Waiver form approved by Redwood relating to the applicable investment date.

A new Broker and Nominee Form must be completed and submitted each month that an optional cash investment is submitted.

For further information about the Plan, please call 1-800-333-4386.


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___________________________________________________________      ___________________________________________________________
Date                                                             Title of  Account to Which Shares are to be Credited

___________________________________________________________      ___________________________________________________________
Name of Depository Participant Submitting Payment                Address

___________________________________________________________      ___________________________________________________________
Participant Number with Depository                               Tax I.D. Number

___________________________________________________________      ___________________________________________________________
Contact                                                          Phone

___________________________________________________________
Name of Depository

___________________________________________________________      ___________________________________________________________
Name of Beneficial Owners Represented                            Total Optional Cash Investment Amount

Method of Payment:  ____ Check ____ Money Order
____ Other* (Specify) ________________________________________   [__] FULL DIVIDEND REINVESTMENT --
*Payment by other than Check or Money Order requires             Please apply  the dividends  on shares of  the Company's Stock
  approval of Redwood                                            registered  in our name for  the beneficial owner, held in our
                                                                 Plan  account, or acquired with optional cash payments (except as otherwise designated in  (3)  below),  to  the  purchase of additional  shares of  the Company's common stock.
Signature
                                                                 [__] PARTIAL DIVIDEND REINVESTMENT --
___________________________________________________________      Please  apply  the  dividends  on  ___________  shares  of the
Name of Broker, Bank or Other Nominee                            Company's  Stock  registered  in  our  name for the beneficial owner,  held in  our Plan account, or  acquired with  optional cash  payments (except as otherwise  designated in (3) below), to  the  purchase of additional shares of the Company's common stock.
By:________________________________________________________
                                                                 [__]  OPTIONAL CASH PAYMENTS --
Name:______________________________________________________      Please enroll us on behalf of the beneficial owner in  a Stock
                                                                 Purchase  program   account.    Dividends  on  the   Company's
Title:_____________________________________________________      currently registered in our name for the beneficial owner will be paid to us (except as otherwise designated in  (1)  or  (2)
                                                                 above), and dividends on Plan Shares acquired through optional cash payments will be:

                                                                     [__] paid directly to us.
                                                                     [__] enrolled in the Full Dividend Reinvestment program.
                                                                     [__] enrolled in the Partial Dividend Reinvestment program in the amount of ___________ shares.

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